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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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FIRST BUSEY CORPORATION
(Name of Registrant as Specified In Its Charter)

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FIRST BUSEY CORPORATION

April 13, 2011

Dear Stockholders:

        We cordially invite you to attend the 2011 Annual Meeting of Stockholders of First Busey Corporation. The annual meeting will be held at 6:30 p.m., central time, on May 17, 2011, at 100 W. University Avenue, Champaign, Illinois 61820.

        The formal items of business to be considered at the meeting include the election of nine directors for one-year terms expiring in 2012 and the approval of a nonbinding, advisory proposal on the compensation of our named executive officers.

        We have enclosed a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, for your review. At the meeting, we will review our performance in 2010 and update you on our strategic plan as we move forward.

        We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please review the attached proxy statement and return your proxy to us in the enclosed envelope.

        We look forward to seeing you at the meeting.

Sincerely yours,

Gregory B. Lykins	Van A. Dukeman
Chairman of the Board	President and Chief Executive Officer

FIRST BUSEY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011

To the Stockholders of
First Busey Corporation:

        The 2011 Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at 6:30 p.m., central time, on May 17, 2011, at 100 W. University Avenue, Champaign, Illinois 61820. The 2011 Annual Meeting is being held for the following purposes:

  1.
  to elect nine directors to hold office until the 2012 Annual Meeting of Stockholders or until their successors are elected and have qualified;

  2.
  to approve a nonbinding, advisory proposal on the compensation of our named executive officers, as described in the accompanying proxy statement; and

  3.
  to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

        Only stockholders of record at the close of business on April 1, 2011, are entitled to notice of, and to vote at, the 2011 Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the 2011 Annual Meeting in person, please sign, date and return your proxy.

By Order of the Board of Directors

Gregory B. Lykins Chairman of the Board	Van A. Dukeman President and Chief Executive Officer

Champaign, Illinois
April 13, 2011

Please note that there is no return envelope for the proxy card and that you should follow the mailing instructions set forth on the enclosed proxy card.

FIRST BUSEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the 2011 Annual Meeting of Stockholders to be held at 6:30 p.m., central time, on May 17, 2011, at 100 W. University Avenue, Champaign, Illinois 61820. The board has fixed the close of business on April 1, 2011, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, First Busey had 86,596,527 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.

        First Busey's Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2010, accompanies this proxy statement. The approximate date on which the proxy statement and the accompanying proxy are first being sent to stockholders is on or about April 13, 2011.

Table of Contents

QUESTIONS AND ANSWERS	2
PROPOSAL 1: ELECTION OF DIRECTORS	5
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	8
DIRECTOR COMPENSATION	12
REPORT OF THE AUDIT COMMITTEE	13
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT	27
COMPENSATION OF NAMED EXECUTIVE OFFICERS	29
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35
PROPOSAL 2: NONBINDING, ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION	35
AUDIT AND RELATED FEES	36
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	37
OTHER BUSINESS	38
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION	38

 QUESTIONS AND ANSWERS

        The following information regarding the meeting and the voting process is presented in a question and answer format. As used in this proxy statement, the terms "First Busey," "the Company," "we," "our," and "us" all refer to First Busey Corporation and its subsidiaries. The term "Busey Bank" and "the Bank" refer to the Company's wholly-owned banking subsidiary, Busey Bank, Champaign, Illinois.

Why am I receiving this proxy statement and accompanying proxy card?

        You are receiving a proxy statement and proxy card from us because on April 1, 2011, you owned shares of First Busey common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the 2011 Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on: (i) the election of nine directors of First Busey for a term of one year expiring in 2012; and (ii) a nonbinding, advisory proposal on the compensation of our named executive officers. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it pursuant to the instructions on the proxy card. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "FOR" all nominees for director named in this proxy statement, and "FOR" the nonbinding, advisory proposal on the compensation of our named executive officers.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a "legal proxy" from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or other fiduciary, who votes my shares?

        If you received this proxy statement from your broker or other fiduciary who may hold your shares, your broker or other fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker or other fiduciary in order to vote in person at the meeting.

        Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters unless they have received such voting instructions. Both the election of directors and the nonbinding, advisory proposal on the compensation of our named executive officers to be acted on at the 2011 Annual Meeting are considered nonroutine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker generally will not be permitted to vote on either of these matters.

        We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy card?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to:

    First Busey Corporation
    Attn:    Mary E. Lakey
    100 W. University Avenue
    Champaign, Illinois 61820

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting (attendance at the meeting will not in and of itself constitute the revocation of a proxy).

        If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

        A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy card or other form of proxy.

        On April 1, 2011, the record date for the annual meeting, there were 86,596,527 shares of common stock issued and outstanding. Therefore, at least 43,298,264 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" with respect to the nonbinding, advisory proposal on the compensation of our named executive officers and on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for any matter at the meeting.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        The directors are elected by a plurality and the nine individuals receiving the highest number of votes cast "for" their election will be elected as directors of First Busey. A "withhold authority" vote will have the same effect as a vote against the election of a particular director.

        The approval of the compensation arrangements of our named executive officers and all other matters that arise at the annual meeting require the affirmative vote of a majority of the votes cast at the meeting. Please note, however, because the vote on the compensation arrangements of our named executive officers is advisory, it will not be binding upon our board of directors or its Executive Management Compensation and Succession Committee.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results also will be disclosed in a Form 8-K that we will file within four business days after the meeting.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 17, 2011.

        Full copies of the proxy statement, the proxy card and other materials for the 2011 Annual Meeting are available on the internet through our website at www.busey.com by clicking on "Investor Relations" or by going to http://ir.busey.com. Stockholders will receive a full set of these materials through the mail from us or their broker.

        For directions to attend the annual meeting in person, please call our main office at (217) 365-4516.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The nine nominees named below have been nominated by the Nominating and Corporate Governance Committee of the board of directors of First Busey for election as directors for a term of one year or until their successors have been duly elected and are qualified. David L. Ikenberry, a current director, has informed the board that he had accepted a new position that would not allow him to devote the appropriate time to board service for the Company. In light of Dr. Ikenberry's impending change, the Nominating and Corporate Governance Committee has not re-nominated Dr. Ikenberry for re-election in 2011. Following the annual meeting, the board anticipates reducing the number of seats from ten to nine to remove the vacancy created by Dr. Ikenberry's departure.

        It is intended that the proxies received in response to this solicitation will be voted for the election of the nine persons so nominated, unless otherwise specified. If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.

        Set forth below under "Nominees" is certain biographical information concerning each nominee for director, including principal occupation and age as of April 1, 2011, the record date for the annual meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.

Required Stockholder Vote for Election of Directors

        The directors are elected by a plurality and the nine individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of First Busey.

Board Recommendation

        The board of directors recommends that you vote "FOR" each of the nominees listed below.

Nominees

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
Joseph M. Ambrose (53)	1993	Mr. Ambrose is President and Chief Executive Officer of Horizon Hobby, Inc., Champaign, Illinois, and has been since July 2008. Mr. Ambrose has been affiliated with Horizon Hobby since November 2005, when he joined the company as Executive Vice President and Chief Operating Officer. Mr. Ambrose is considered "independent" under the rules of Nasdaq.
David J. Downey (69)	1992	Mr. Downey is the President of The Downey Group, Inc., an estate planning, wealth transfer and executive compensation organization. Mr. Downey is considered "independent" under the rules of Nasdaq.
Van A. Dukeman (52)	1994

Mr. Dukeman is the President and Chief Executive Officer of First Busey, as well as the Chairman of Busey Bank. Mr. Dukeman served as the President and Chief Executive Officer of Main Street Trust, Inc. from 2004 to 2007 prior to its merger in 2007 with First Busey.

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
E. Phillips Knox (64)	1980	Mr. Knox is an attorney with the law firm Tummelson Bryan & Knox, LLP, Urbana, Illinois.
V. B. Leister, Jr. (65)	1996	Mr. Leister is Chairman of Carter's Furniture Inc., Urbana, Illinois. Mr. Leister is considered "independent" under the rules of Nasdaq.
Gregory B. Lykins (63)	1994

Mr. Lykins is the Chairman of First Busey. Mr. Lykins also serves as a director of Busey Bank and Busey Wealth Management, Inc. Mr. Lykins served as the Chairman of Main Street Trust, Inc. from 2004 to 2007 prior to its merger in 2007 with First Busey.

August C. Meyer, Jr. (73)	1962	Mr. Meyer is Chairman of Midwest Television, Inc. Mr. Meyer is considered "independent" under the rules of Nasdaq.
George T. Shapland (80)	1994	Mr. Shapland is the President of Shapland Management Co., a real estate management company. Mr. Shapland is considered "independent" under the rules of Nasdaq.
Thomas G. Sloan (62)	2010

Mr. Sloan, is the Chief Executive Officer of Sloan Implement Company. Mr. Sloan served as a director of Busey Bank from 2007 until his appointment to the First Busey board on September 21, 2010. Prior to 2007, he served on the Main Street Trust, Inc. board and Audit Committee. Mr. Sloan is considered "independent" under the rules of Nasdaq.

(1)
Indicates the year first elected to the board of directors of First Busey or Main Street Trust, Inc., or Main Street Trust's predecessor, BankIllinois Financial Corp.

        All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Finally, except as noted above, no nominee or director has been a director of another "public corporation" (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company within the past five years.

Director Qualifications

        We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail on page 10 of this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he serves on is as follows.

        Joseph M. Ambrose.    We consider Mr. Ambrose to be a qualified candidate for service on the board, Executive Management Compensation and Succession Committee and Nominating and Corporate Governance Committee due to his business and financial expertise acquired as a senior executive officer of a prominent global business headquartered in the Champaign-Urbana community. Additionally, the board has determined that Mr. Ambrose's level of education and work experience qualify him as an "audit committee financial expert" under the regulations of the Securities and

Exchange Commission. Therefore, following the departure of Dr. Ikenberry, we anticipate Mr. Ambrose will join the Audit Committee of the board and serve as the Company's named "audit committee financial expert."

        David J. Downey.    We consider Mr. Downey to be a qualified candidate for service on the board, Executive Management Compensation and Succession Committee and Nominating and Corporate Governance Committee due to his business and financial expertise acquired as the founder and long-time president of a prominent business in the Champaign-Urbana community. Mr. Downey's firm provides estate planning, wealth transfer and executive compensation services, which gives him specialized knowledge particularly relevant to his service on the Executive Management Compensation and Succession Committee. His specialized knowledge also is particularly relevant to First Busey's wealth management business.

        Van A. Dukeman.    We consider Mr. Dukeman to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its President and Chief Executive Officer and as the President and Chief Executive Officer of Main Street Trust, Inc. and its predecessors prior to its merger with First Busey in 2007.

        E. Phillips Knox.    We consider Mr. Knox to be a qualified candidate for service on the board due to his skills and expertise in legal services specific to banking organizations and his intimate knowledge of the First Busey organization due to his long-time service as a member of the board.

        V. B. Leister, Jr.    We consider Mr. Leister to be a qualified candidate for service on the board and Audit Committee due to his business and financial expertise acquired as a long-time senior executive officer of a successful small business in the Champaign-Urbana community.

        Gregory B. Lykins.    We consider Mr. Lykins to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its Vice Chairman and Chairman and as the Chairman of Main Street Trust, Inc. and its predecessors prior to its merger with First Busey in 2007.

        August C. Meyer, Jr.    We consider Mr. Meyer to be a qualified candidate for service on the board and Executive Management Compensation and Succession Committee due to his extensive business and financial expertise acquired through a variety of successful business ventures, including as the founder and Chairman of Midwest Television, Inc., a successful owner of television stations, and because of his prominence in the Champaign-Urbana community. Mr. Meyer has been a major stockholder of First Busey and, prior to the merger of First Busey and Main Street Trust, Inc. in 2007, of Main Street Trust, Inc. and its predecessors since the 1960s.

        George T. Shapland.    We consider Mr. Shapland to be a qualified candidate for service on the board, Nominating and Corporate Governance Committee and Audit Committee due to his extensive business and financial expertise acquired through founding and operating a successful commercial real estate business headquartered in the Champaign-Urbana community and through other successful business ventures.

        Thomas G. Sloan.    We consider Mr. Sloan to be a qualified candidate for service on the board and Audit Committee due to his skills and expertise acquired as the CEO of a successful midwest business headquartered in Assumption, Illinois, as well as his intimate familiarity with First Busey's operations acquired as a director of Busey Bank since 2007 and of Main Street Trust Inc. prior to the merger with First Busey in 2007.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

General

        Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Busey, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are generally held on a monthly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers, such as our legal counsel, auditors and other consultants.

        A majority of our directors are "independent," as defined by The Nasdaq Stock Market LLC, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. Generally, the board undertakes an annual review of director independence. This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented. This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions related to independence and related party transactions, among others.

        Because Mr. Knox's law firm provides legal services for First Busey and related entities, the board does not consider him to be "independent." Additionally, because of their current or past positions as executive officers of First Busey, Messrs. Dukeman and Lykins are not considered "independent."

        Our board of directors held 15 meetings during 2010. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. Our independent directors met two times in executive session during 2010, and we expect that they will meet at least two times in executive session during 2011. We require all our directors to attend the annual meeting. Last year all of our directors attended our annual meeting, and we expect all of our directors will attend the 2011 Annual Meeting of Stockholders as well.

        The board of directors has established an Executive Management Compensation and Succession Committee, a Nominating and Corporate Governance Committee and an Audit Committee, each of which is made up solely of independent directors.

        Any stockholder who wishes to contact the full board may do so by contacting the board: (i) in writing, in care of First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820; or (ii) electronically, through the hyperlink available at our website at www.busey.com. Communications to the full board should be directed to Mary E. Lakey, Corporate Secretary, who will then forward all appropriate comments and communications to the board, while communications to the independent directors should be directed to Mr. Leister.

Executive Management Compensation and Succession Committee

        The Executive Management Compensation and Succession Committee met 12 times in 2010. In 2010, the Executive Management Compensation and Succession Committee was comprised of Joseph M. Ambrose (Chairman), David J. Downey, David L. Ikenberry, and August C. Meyer, Jr., each of whom is an "independent" director as defined by Nasdaq listing requirements, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Securities Exchange Act of 1934. With the exception of Dr. Ikenberry, we expect that each current member of the Executive Management Compensation and Succession Committee will serve throughout 2011. The Executive Management and Succession Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The responsibilities of the Executive Management and Succession Committee include the approval, and recommendation to the full board, of the compensation of our Chief Executive Officer and other senior executive officers. The Executive Management Compensation and Succession Committee also reviews and analyzes existing and potential management succession issues. It is also the role of the Executive Management Compensation and Succession Committee to monitor and certify the risk assessment process for TARP purposes. The committee has taken a number of actions since 2009 to comply with the provisions of the TARP rules (as described in the "Compensation of Named Executive Officers" section of this proxy statement). The members of the committee have reviewed with the senior risk officer of First Busey the senior executive officer compensation plans and have made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of First Busey, they have reviewed with the senior risk officer the employee compensation plans and have made reasonable efforts to limit any unnecessary risks these plans pose to First Busey, and they have reviewed the employee compensation plans to eliminate features of these plans that would encourage the manipulation of reported earnings to enhance the compensation of any employee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee met seven times in 2010. In 2010, the Nominating and Corporate Governance Committee was comprised of David J. Downey (Chairman), Joseph M. Ambrose, and George T. Shapland, each of whom is considered "independent" according to Nasdaq listing requirements. Responsibilities of the Nominating and Corporate Governance Committee include the nomination of individuals as members of the board, including the review of qualifications of directors to stand for re-election and the implementation and maintenance of our corporate governance procedures. The Nominating and Corporate Governance Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The Nominating and Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Nominating and Corporate Governance Committee also believes that directors should possess the highest personal and professional ethics.

        In March 2011, the Nominating and Corporate Governance Committee met and reviewed all relevant qualifications of potential director nominees, including, at a minimum, the following:

  •
  independence from management;

  •
  relevant business experience;

  •
  knowledge of the communities in which we predominantly operate;

  •
  potential conflicts of interest; and

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  judgment, skill, integrity and reputation.

        The Nominating and Corporate Governance Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.

        The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendation. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders. The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for director nominees for 2011. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2011.

Audit Committee

        The Audit Committee of the board met nine times in 2010. In 2010, the Audit Committee was comprised of V.B. Leister, Jr. (Chairman), David L. Ikenberry, George T. Shapland and Thomas G. Sloan (subsequent to joining the full board in September). Following Dr. Ikenberry's departure from the board at the 2011 Annual Meeting, it is anticipated that Mr. Ambrose will join the Audit Committee. Therefore, Messrs. Ambrose, Leister, Shapland and Sloan are expected to comprise the Audit Committee for the remainder of 2011 following the annual meeting. Each of the current and expected committee members is considered "independent" according to Nasdaq listing requirements and Rule 10A-3 of the Securities Exchange Act of 1934, as required for audit committee membership. The board of directors has determined that each of Dr. Ikenberry and Mr. Ambrose qualify as an "audit committee financial expert" under the regulations of the Securities and Exchange Commission based on their level of education and work experience, as described previously in this proxy statement.

        The responsibilities and functions of the Audit Committee and its activities during 2010 are described in detail under the heading "Report of the Audit Committee" in this proxy statement. The Audit Committee Charter is available at our website at www.busey.com under "Investor Relations."

        The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee reviews and approves all related party transactions, except for those lending relationships and transactions that are approved by the Bank's procedures. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our auditors, McGladrey & Pullen, LLP, and tax accountants, RSM McGladrey, Inc., (an affiliate of McGladrey & Pullen, LLP) to the Company or any of our affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance, tax and accounting services provided by other third parties. The pre-approval procedures also allow Mr. Leister, the committee's chairman, to individually pre-approve services in the event that a meeting cannot be held prior to the necessary action.

Director Nominations and Qualifications

        In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement for the 2012 Annual Meeting, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, no later than December 15, 2011. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee may request additional information in order to make a determination as to whether to nominate the person for director.

        A stockholder may otherwise nominate a director for election at the 2012 Annual Meeting of Stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, between February 16, 2012 and March 17, 2012. The stockholder's notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and

(iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Securities Exchange Act of 1934, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Securities Exchange Act of 1934, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

        The committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.

        For the 2011 Annual Meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board nine incumbent directors. As described above, the committee has not nominated Dr. Ikenberry for re-election in light of his new position and time commitments. We did not receive any stockholder nominations for directorships for the 2011 Annual Meeting.

Other Stockholder Proposals

        If a stockholder intends to present a proposal at First Busey's 2012 Annual Meeting and desires that the proposal be included in First Busey's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and be received at First Busey's principal executive offices not later than December 15, 2011. As to any proposal that a stockholder intends to present to stockholders without inclusion in First Busey's proxy Statement for the 2012 Annual Meeting of Stockholders, our Corporate Secretary must receive notice of such matter between February 16, 2012 and March 17, 2012. The notice must otherwise comply with our bylaws.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chairman provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and stockholders. With the Chairman's assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit. Given the sound structure of the board's leadership, we do not believe there is a need for a distinct lead independent director role at this time.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. We also have a Chief Risk Officer, who is responsible for the coordination and oversight of the organization's risk management processes. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team's senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board's Executive Management Compensation and Succession Committee monitors and assesses the various risks associated with compensation policies, and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are separately responsible for overseeing our credit risk.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics

        We have a code of ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The text of this code of ethics may be found under "Investor Relations" on our website at www.busey.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

DIRECTOR COMPENSATION

        Non-employee directors who served on the board during 2010 received a cash retainer of $20,000 and options to purchase 7,500 shares of common stock, except for Dr. Ikenberry and Messrs. Lykins, Leister, Sloan and Douglas C. Mills. Effective July 1, 2010, Mr. Lykins, who is the Chairman of the Board, agreed to modify his compensation structure and enter into a letter of understanding with the Company that will treat him as a non-officer, at-will employee of the Company such that he will no longer be eligible to receive director fees. Prior to July 1, 2010, Mr. Lykins received an annual retainer of $50,000 for his board services, as well as an additional annual retainer of $30,000 for his service as Chairman of the Board, and was eligible for director equity awards. Mr. Leister, who served as

Chairman of the Audit Committee, and Dr. Ikenberry, who served as audit committee financial expert, each received a cash retainer of $25,000 and options to purchase 7,500 shares of common stock. Mr. Mills, who retired from the board on August 17, 2010, and Mr. Sloan, who was appointed to the board on September 21, 2010, each received a prorated retainer based on the portion of 2010 during which they served on the board. Further, Mr. Mills forfeited his 2010 option award in conjunction with his retirement. Finally, Mr. Shapland and Mr. Knox each received an additional $1,250 retainer for each quarter that they served on the Directors Loan Committee.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(d)	(e)		(f)
Joseph M. Ambrose	$20,000	$11,100	$—		$31,100
David J. Downey	$20,000	$11,100	$—		$31,100
David L. Ikenberry	$25,000	$11,100	$—		$31,100
E. Phillips Knox	$25,000	$11,100	$—	(3)	$36,100
V. B. Leister, Jr.	$25,000	$11,100	$—		$36,100
Gregory B. Lykins	$15,000	$11,100	$122,571	(4)	$148,671
August C. Meyer, Jr.	$20,000	$11,100	$—		$31,100
Douglas C. Mills	$13,335	$11,100	$19,450	(5)	$43,885
George T. Shapland	$25,000	$11,100	$—		$36,100
Thomas G. Sloan	$6,000	$—	$—		$6,000

(1)
As our President and Chief Executive Officer, Mr. Dukeman receives no additional compensation for service on the board of directors. His compensation is included in the "Compensation of Named Executive Officers" section of this proxy statement.

(2)
The amounts set forth in the "Option Awards" column reflect the grant date fair value of option awards made during 2010 valued in accordance with FASB ASC Topic 718.

(3)
This amount excludes $118,051 of fees paid to Tummelson Bryan & Knox, LLP for legal services provided by that firm to the Company and its subsidiaries. Mr. Knox is a partner in that law firm. Such fees are not included in the above table because they were fees paid to the firm and not to Mr. Knox directly.

(4)
Pursuant to a letter of understanding between the Company and Mr. Lykins, effective July 1, 2010, he will receive an annual salary of $150,000 and be eligible for discretionary annual bonuses or equity awards, each as determined in the sole discretion of the Executive Management Compensation and Succession Committee. Mr. Lykins's total salary payments in 2010 were $96,154. Mr. Lykins also received the following benefits: $3,200 in country club dues allowance, $4,713 in automobile allowance, $13,682 in group life and disability insurance premiums, $4,141 in a matching contribution to his 401(k) account and $144 in other benefits. Mr. Lykins also participated in the First Busey Executive Deferred Compensation Plan in 2010 to which he and the Company contributed $14,423 and $488, respectively.

(5)
Mr. Mills received compensation of $1,923 in connection with his service on the board. Mr. Mills also received the following benefits in 2010: $17,425 in automobile allowance and $102 in other benefits.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter adopted by the board, the Audit Committee is responsible for the oversight of the quality and integrity of our accounting, auditing and financial reporting practices; the oversight of our internal and external auditors; the resolution of disagreements between management and the auditors regarding financial reporting; and the determination of the independence of the external auditors. During 2010, the Audit Committee met nine times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

        In discharging its oversight responsibility as to the audit process for the fiscal year ending December 31, 2010, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and First Busey that might bear on the auditor's independence as required by the Public Company Accounting Oversight Board, discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management, the internal auditors and the independent auditor the quality and adequacy of First Busey's internal controls and internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

        The Audit Committee discussed and reviewed with the independent auditor all communications required by auditing standards generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, (Communication With Audit Committees), and has received and discussed the written disclosures and the letter from our accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence. Based on the review and discussions with management and our accounting firm, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:

V. B. Leister, Jr. (Chairman)
David L. Ikenberry
George T. Shapland
Thomas G. Sloan

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2011 by all directors and director nominees, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each named executive officer and by all directors and executive officers as a group.

        The number of shares beneficially owned by each director, director nominee, 5% stockholder or named executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 1, 2011, through the exercise of any option or other right.

        Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percentage of Outstanding Shares
Board of Directors:
Joseph M. Ambrose	218,352	*
David J. Downey	717,228	*
Van A. Dukeman(2)	395,319	*
David L. Ikenberry	34,250	*
E. Phillips Knox(3)	366,556	*
V. B. Leister, Jr.(4)	127,620	*
Gregory B. Lykins(5)	1,491,700	1.7%
August C. Meyer, Jr.(6)	4,711,563	5.4%
George T. Shapland	1,097,933	1.3%
Thomas G. Sloan(7)	682,424	*
Other Named Executive Officers:
Barbara J. Harrington	43,623	*
Robert F. Plecki, Jr.	51,378	*
Christopher M. Shroyer	36,775	*
David B. White	93,757	*
All directors and current executive officers as a group (14 persons)	10,068,478	11.6%
Other Beneficial Owners of More than 5% of Our Common Stock:
Columbia Wanger Asset Management, L.P.(8) 227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016	6,154,907	7.1%
Thomson, Horstmann & Bryant, Inc.(9) 501 Main Ave. Norwalk, CT 06851	7,599,555	8.8%
Wellington Management Company, LLP(10) 280 Congress Street Boston, MA 02210	8,570,871	9.9%

*
Less than one percent.

(1)
Includes shares that can be acquired through stock options available for exercise within 60 days of April 1, 2011, for the following individuals, in the amounts indicated below. As of the date of this proxy statement, the exercise price for all such options exceeded the trading price of the Company's common stock.

Joseph M. Ambrose	24,000
David J. Downey	58,400
Van A. Dukeman	50,375
Barbara J. Harrington	6,000
David L. Ikenberry	24,000
E. Phillips Knox	24,000
V. B. Leister, Jr.	24,000
Gregory B. Lykins	53,750
August C. Meyer	58,400
Robert F. Plecki, Jr.	29,450
George T. Shapland	58,400
Christopher M. Shroyer	29,450
Thomas G. Sloan	43,400
David B. White	27,900
All directors and officers as a group	511,525
(2)
Includes 10,192 shares owned by Mr. Dukeman's spouse.

(3)
Includes 102,500 shares owned by Mr. Knox's spouse.

(4)
Includes 15,000 shares owned by Mr. Leister's spouse.

(5)
Includes 844,750 shares held in the August C. Meyer Investment Agency Account, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 6,718 shares owned by Mr. Lykins' spouse.

(6)
Includes 706,967 shares held in grantor trusts over which Mr. Meyer has investment authority as of April 1, 2011. Excludes shares held by Elisabeth M. Kimmel, Mr. Meyer's adult daughter. Also excludes 844,750 shares held by the August C. Meyer Investment Agency Account, over which Mr. Meyer has no voting or investment power.

(7)
Includes 1,645 shares owned by Mr. Sloan's spouse.

(8)
As reported on a Schedule 13G filed on February 8, 2011. The Schedule 13G reports that such shares include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.

(9)
As reported on a Schedule 13G filed on February 10, 2011.

(10)
Includes 7,828,871 shares as reported on a Schedule 13G filed on February 14, 2011, as well as an additional 742,000 shares issued to Wellington Management Company, LLP ("Wellington Management") upon the conversion of shares of the Company's Series B Preferred Stock on March 4, 2011. Wellington Management has indicated that all such shares are held in its capacity as an investment adviser and are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent (5%) of the class of shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. We believe that during 2010, our executive officers, directors and 10% stockholders timely filed all reports required to be filed under Section 16(a). In making the foregoing statements, we have relied solely upon the written representations of its directors, executive officers and 10% stockholders and reports filed with the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion & Analysis ("CD&A") describes our compensation philosophy and policies for 2010 as applicable to our named executive officers, as defined under Securities and Exchange Commission rules ("NEOs"), who are listed in the Summary Compensation Table on page 27. This CD&A explains the structure and rationale associated with each material element of our NEOs' total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this CD&A section.

Regulatory Environment

        In order to more fully understand the decisions of the Executive Management Compensation and Succession Committee (referred to in this CD&A as the "Compensation Committee") with respect to compensation during 2010 and 2011, the Committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.

        Troubled Asset Relief Program.    As noted in our 2010 proxy, we participate in the Treasury's Troubled Asset Relief Program ("TARP"). As a result of our participation in TARP, First Busey and certain of our employees have been and will continue to be subject to compensation-related limitations and restrictions for the period that the Company continues to participate in TARP. The TARP compensation limitations and restrictions include the following:

  •
  Except in limited circumstances, our five most highly compensated employees (as determined on an annual basis) are prohibited from receiving cash bonus payments during the TARP period. NEO Mr. Dukeman was subject to this limitation in 2009, NEOs Mr. Dukeman and Mr. White were subject to this limitation in 2010, and NEOs Mr. Dukeman, Mr. Plecki, and Mr. White are subject to this limitation in 2011.

  •
  Except in limited circumstances, our NEOs and the next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

  •
  Our NEOs and the next 20 most highly compensated employees will be subject to a "clawback" of incentive compensation if that compensation is based on materially inaccurate financial statement or performance metrics. Further, no one in this group of employees can receive any tax gross-up payment during the TARP period.

  •
  We will be limited to an annual deduction of $500,000 with respect to the compensation paid to each of our NEOs.

        In addition to the foregoing limitations and restrictions, the TARP rules and regulations have required the Compensation Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by us, regardless of whether the individual employee(s) covered by the plan, program or arrangement is an NEO. The risk assessments are performed by our Chief Risk Officer and the Compensation Committee. The Chief Risk Officer and the Committee review all compensation plans and arrangements to ensure that risks are identified and mitigated. The intent of these risk assessments is to minimize the opportunity that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans and arrangements.

        As we entered our second year as a TARP participant, the Compensation Committee continually discussed its obligations under the TARP rules with respect to our executive compensation programs at each Committee meeting held in 2010. The Compensation Committee continues to depend upon guidance from our legal counsel to ensure full understanding of these TARP rules, and any additional compensation regulations, in order to maintain full compliance with applicable rules.

        Federal Reserve Guidance on Sound Incentive Compensation Policies.    In June 2010, the Federal Reserve, along with the FDIC, Office of the Comptroller of the Currency and the Office of Thrift Supervision, jointly issued final "Guidance on Sound Incentive Compensation Policies" or Final Guidance. The Final Guidance sets forth a framework to be used in compensation decisions by financial institutions to assess the soundness of incentive compensation plans, programs and arrangements. The Final Guidance applies to all financial institutions, and it is designed to help ensure that incentive compensation policies do not encourage excessive risk-taking and are consistent with the safety and soundness of the organization by requiring financial institutions to adhere to three guiding principles of a sound incentive compensation system. The three principles of the Final Guidance require the Compensation Committee to ensure that:

  •
  incentive compensation arrangements balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on the Company's behalf;

  •
  the Company's risk-management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

  •
  the Company has strong and effective corporate governance to help ensure sound compensation practices.

        The Final Guidance applies to incentive compensation arrangements for executive and non-executive personnel who have the ability to expose the Company to material risk, including arrangements for:

  •
  senior executives and others who are responsible for oversight of Company-wide activities or material business lines;

  •
  individual employees, including non-executive employees, whose activities may expose the Company to material amounts of risk; and

  •
  groups of employees who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the Company to material risk, even if no individual employee is likely to expose the Company to material risk (e.g., loan officers who, as a group, originate loans that account for a material amount of the organization's credit risk).

        The Compensation Committee will make use of the framework set forth in the Final Guidance as it moves forward with its compensation actions and decisions. Based on its on-going risk assessment of compensation arrangements in connection with its TARP obligations, the Committee does not believe that any of our compensation plans or arrangements incentivize the taking of inappropriate risks.

        Dodd-Frank Act.    The Dodd-Frank Wall Street Reform and Consumer Protection Act requires financial institutions to avoid inappropriate risks in connection with their incentive-based compensation plans and arrangements. On February 7, 2011, the Agencies that signed on to the Final Guidance described above, issued proposed guidance under the Dodd-Frank Act's risk assessment provisions. The Compensation Committee will continue to monitor this proposed guidance and will take necessary steps to work toward compliance with the requirements as they may be finally set forth when the proposed guidance is finalized.

        SEC Risk Assessment Requirement.    The SEC also requires a company to assess compensation policies and practices in order to determine if any such policies or practices have the potential to have a materially adverse effect on the Company. We believe our risk assessment under the Final Guidance satisfies this requirement of the SEC.

Role of the Compensation Committee

        The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs, including reviewing and approving compensation levels, evaluating the performance of our NEOs and considering senior management succession issues. The Compensation Committee acts pursuant to a charter that has been approved by our full board and can be found under the investor relations section of our website, www.busey.com. The Compensation Committee is composed of non-management, independent members of the board and none of the NEOs are members of the Compensation Committee. In addition to the duties enumerated in the Compensation Committee charter, the Compensation Committee has additional responsibilities due to First Busey's participation in the Treasury's TARP program, as discussed above.

Compensation Philosophy and Objectives

        We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by First Busey, and that aligns executives' interests with those of our stockholders by rewarding performance consistent with established goals, with the ultimate objective of improving stockholder value.

        We are also committed to meeting our obligations, as they now exist and may be determined to exist in the future, with respect to the executive compensation restrictions imposed on First Busey as a result of our participation in TARP. Therefore, we must take these restrictions into account in establishing our compensation philosophy and objectives. To that end, we have described herein the manner in which the TARP compensation limitations have impacted our compensation programs.

        The Compensation Committee has worked with our management to design compensation programs for all employees that encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. Additionally, the Compensation Committee evaluates both performance and compensation to ensure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our compensation peers and that we maintain our ability to attract and retain superior employees in key positions. The primary objectives of our executive compensation policies are:

  •
  to provide market-based compensation to attract, retain, and motivate highly-qualified executives;

  •
  to reward executives based upon our financial performance at levels competitive with peer companies;

  •
  to provide incentives for executive officers to work toward targeted successful annual results and strategic objectives;

  •
  to create opportunity and incentive for our executive officers to be long-term stockholders;

  •
  to align executive compensation to increases in stockholder value, as measured by favorable long-term results and continued strengthening of First Busey's financial condition; and

  •
  to provide flexibility to recognize, differentiate and reward individual performance.

        We compensate our executives through a mix of base salary, annual cash incentive awards, equity compensation and other benefits and perquisites designed to reward performance and to be competitive with our compensation peers and to align management's incentives with the long-term interests of our stockholders, all in accordance with the TARP limitations described above and the Final Guidance.

        Because we believe that our executives' compensation should be tied to the success of First Busey and increases in stockholder value, a significant percentage of total compensation has historically been allocated to incentive compensation. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews information such as that referenced above with respect to our compensation peer group to determine the appropriate level and mix of incentive compensation. Notwithstanding our historical practices, due to the TARP compensation limitations, First Busey has been significantly limited in the use of equity awards and cash bonuses for compensating our NEOs.

Compensation Process

        As described above, the Compensation Committee is responsible for overseeing our executive compensation programs. Each year the Chief Executive Officer presents to the Compensation Committee the performance results for the previous year for it to consider in determining the appropriate aggregate and individual compensation levels for the current year. In conducting its review, the Compensation Committee considers quantitative performance results, achievement of individual qualitative goals, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Compensation Committee also reviews tally sheets that detail the executives' total target and actual compensation for the year. The use of tally sheets allows the Compensation Committee to have a complete understanding of the executives' compensation and is valuable in the assessment of past and current compensation and how it relates to each executive's duties and responsibilities.

        Generally, base salaries and annual cash incentive awards are reviewed in the spring of each year following the regulatory process that closes our prior fiscal year. Any changes made to the base salaries are normally effective immediately following approval. As discussed below, no decision has been made with respect to salary adjustments for 2011. It is anticipated that such decisions will be made following the end of the first quarter of 2011.

        Equity awards, generally consisting of stock options or restricted stock, are granted generally in the middle of each year. By keeping equity grant timeframes consistent year over year, we diminish the opportunity for manipulation of exercise prices on option grants to the extent any recipients are in possession of nonpublic information at the time of the meetings. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion. Equity awards were granted to our NEOs during July of 2010.

        Peer Comparison.    In establishing compensation in October 2007, December 2009, and June 2010, the Compensation Committee utilized an external consultant, Frederic W. Cook & Co., Inc., to assist in the establishment of benchmarks and collection of external market data on a market reference group.

Our compensation peer group consists of 20 similar publicly-traded financial companies, based on asset size, that provide banking and related services in a similar market area as First Busey. Our compensation peers (for the 2010 study) were as follows:

1st Source Corp. (South Bend, IN)	First Midwest Bancorp Inc. (Itasca, IL)	Old National Bancorp (Evansville, IN)
Amcore Financial, Inc. (Rockford, IL)	Great Southern Bancorp Inc. (Springfield, MO)	Old Second Bancorp, Inc. (Aurora, IL)
Anchor BanCorp Wisconsin, Inc. (Madison, WI)	Heartland Financial USA, Inc. (Dubuque, IA)	Chemical Financial Corporation (Midland, MI)
BankAtlantic Bancorp, Inc. (Ft. Lauderdale, FL)	Integra Bank Corp. (Evansville, IN)	Taylor Capital Group, Inc. (Rosemont, IL)
Bank Mutual Corp. (Milwaukee, WI)	MainSource Financial Group, Inc. (Greensburg, IN)	Republic Bancorp (Louisville, KY)
Capital City Bank Group Inc. (Tallahassee, FL)	Enterprise Financial Services Corp. (Clayton, MO)	Community Trust Bancorp, Inc. (Pikeville, KY)
First Merchants Corp. (Muncie, IN)	Midwest Banc Holdings, Inc. (Melrose Park, IL)

        The Compensation Committee does not utilize any stated weighting of external market data with which to benchmark compensation levels of NEOs. Instead, the Compensation Committee evaluates the market data prepared by Frederic W. Cook & Co., Inc., along with the other factors listed in this discussion to determine the appropriate compensation levels of each of the NEOs.

        Role of Executive Officers in Compensation Decisions.    The Compensation Committee is ultimately responsible for all compensation decisions affecting the NEOs. Our Chief Executive Officer annually reviews with the Compensation Committee the performance of each other NEO. This review is generally based on each executive's individual performance and contribution toward our performance during the year. Based on these reviews, the Chief Executive Officer makes specific recommendations to the Compensation Committee regarding adjustments to the base salary and annual cash incentive award amounts. The Compensation Committee takes the reviews and recommendations under advisement and exercises its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer does not participate in or make recommendations with respect to his own compensation. The Compensation Committee independently reviews the performance of our Chief Executive Officer. As with the reviews of all other NEOs, this review is generally based on the executive's individual performance and contribution toward our performance during the year. Based on the review, the Compensation Committee determines in its sole discretion whether to make adjustments to the base salary and annual cash incentive award amounts for the Chief Executive Officer. As noted above, the compensation decision process for 2011 will take place in the spring of 2011 in order for the Compensation Committee to assess First Busey's results through the date of filing its Annual Report on Form 10-K and the end of the first quarter of 2011.

Components of Total Compensation

        The Compensation Committee believes executive compensation packages provided by First Busey to its executives, including the NEOs, should include both cash and equity compensation that reward performance as measured against established corporate and personal goals. By dividing compensation between cash and non-cash, or equity, compensation, the Compensation Committee hopes to incent executives by rewarding them for performance that results in both short-term and long-term improvements in stockholder value. Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by our compensation peers, appropriately performance-based, and valued by First Busey's executives. For 2010, the principal components of compensation for NEOs were:

  •
  base salary;

  •
  equity compensation; and

  •
  benefits and other perquisites.

        Because of the TARP compensation limitations and the turbulence in the financial services markets, the Compensation Committee did not make any salary adjustments or grant any equity awards to the NEOs until mid-2010 and plans to make any adjustments and grants on a similar time table in 2011. The historical compensation structure for our NEOs includes annual equity awards and an annual cash incentive plan in addition to salary, benefits and perquisites. In light of the TARP compensation limitations, the Compensation Committee will continue to review the NEOs' total direct compensation in order to maintain a competitive, yet compliant, compensation structure. In doing so, the Compensation Committee may look to rebalance the portion of total direct compensation that is salary to ensure that it remains competitive in the market place.

        Base Salaries.    We provide our NEOs and other employees with base salary to compensate them for services rendered during the year. During its review of base salaries for NEOs, including in the context of negotiating contractual terms with individuals, the Compensation Committee primarily considers:

  •
  individual scope of responsibility;

  •
  years of experience;

  •
  market data, such as that obtained from a review of our compensation peers;

  •
  internal review of the executive's compensation, both individually and relative to other officers; and

  •
  individual performance of the executive.

        Salary levels are typically considered annually as part of First Busey's performance review process as well as upon a promotion or other change in job responsibility. As previously noted, salaries remained at the 2008 levels for our NEOs until mid-2010 and have not yet been adjusted for 2011.

        Cash Incentive Compensation.    All our employees are eligible to participate in our bonus program, under which they can receive cash incentive compensation, normally in the form of bonus payment. Bonus awards are cash-based awards, which are based on achievement of earnings-per-share, or other corporate performance goals and achievement of individual goals, which are intended to award achievement of short-term Company-wide goals that lead to increases in stockholder value. The TARP compensation limitations prohibit First Busey from paying or accruing cash bonuses on behalf of the top five most highly paid employees (as determined on an annual basis) during the TARP period. NEO Mr. Dukeman was subject to the bonus prohibition in 2009, NEOs Mr. Dukeman and Mr. White were subject to the prohibition in 2010, and NEOs Mr. Dukeman, Mr. Plecki, and Mr. White are subject to the prohibition in 2011.

        Although the use of our bonus program is not specifically prohibited by the TARP compensation limitation rules, during the TARP period, the TARP rules permit us to make awards only in the form of restricted stock or restricted stock units, in lieu of annual cash payments, to those individuals subject to the TARP bonus prohibition. As such, our employees subject to the TARP bonus prohibition, including our NEOs, are eligible to receive a bonus under the bonus program so long as it is delivered in the form of restricted stock or restricted stock units.

        Participants in the bonus program receive awards based on the achievement by First Busey of specified diluted earnings per share targets or other corporate goals. The earnings-per-share target is generally set in the spring of each year by the Compensation Committee. For 2010, due to the condition of the financial markets, the Compensation Committee did not establish any performance goals for 2010. No bonuses have yet been paid to NEOs for 2010. Each year, typically during the first half of the year, the Compensation Committee and board set a bonus pool that is the aggregate amount eligible to be paid out to all employees in cash incentive awards. The bonus pool is determined based upon comparison with cash incentive payments of the compensation peer group, contractual requirements, and financial performance targets. The amount of an individual's potential incentive award is generally based on a participant's position.

        The board retains the discretion to adjust any awards determined by the formula to ensure that the final awards made to particular participants are consistent with those made to other executives and to make adjustments to the financial performance objectives for extraordinary events. Individual performance is considered in determining final awards for all bonus program participants.

        Equity Incentive Compensation.    The Compensation Committee believes that equity compensation is an effective way of creating a long-term link between the compensation provided to officers and other key management personnel with gains to be realized by stockholders. Our equity compensation programs are also intended to support pay-for-performance, foster employee stock ownership, and focus the management team on increasing value for the stockholders. In addition, the Compensation Committee believes that equity compensation provides balance to the total direct compensation structure, with the bonus program focusing on the achievement of year-to-year goals, while equity compensation creates incentives for increases in stockholder value over a longer term.

        Traditionally, we have granted stock options to our NEOs under our various equity incentive plans. However, the TARP compensation limitations effectively prohibit the granting of equity awards during the TARP period, other than restricted stock or restricted stock units that vest over two years and are transferable (or settled, in the case of units) only as TARP funds are repaid, to our five most highly compensated employees.

        We currently maintain four equity incentive plans: the First Busey Corporation 1993 Restricted Stock Award Plan, the First Busey Corporation 1999 Stock Option Plan, the Main Street Trust, Inc. 2000 Stock Incentive Plan, and the First Busey Corporation 2004 Stock Option Plan. As discussed more fully below, we adopted the First Busey Corporation 2010 Equity Incentive Plan on March 16, 2010, which our stockholders approved on May 19, 2010. Upon the approval of the 2010 Plan by our stockholders, First Busey will not make any additional grants under the prior plans. Our equity incentive plans are designed to encourage ownership of our common stock by our employees and directors, to provide additional incentive for them to promote the success of our business, and to attract and retain talented personnel. All of our employees and directors and those of our subsidiaries are eligible to receive awards under the plans.

        Each of our equity plans is administered by the Compensation Committee. Grants are generally at the discretion of the board, and generally are made subsequent to the annual stockholders' meeting. We believe it is important to make awards at similar times each year to ensure that the timing of awards does not affect their value. However, in order to first assess performance through the first quarter of 2010, equity grants were not made until July of 2010. We have not yet made any grants for 2011. The Compensation Committee may continue the use of TARP qualified restricted stock (or units) in the future in order to maintain a compliant yet competitive total direct compensation structure for our executive team.

        Equity awards are generally based on recommendations of the Compensation Committee and approved by the full board. When making award decisions, the Compensation Committee considers the nature of the services rendered or to be rendered by the employee, and the employee's present and potential contributions to the success of First Busey.

        We do not currently have a formal policy regarding equity or other security ownership requirements for our NEOs.

        Benefits and Other Perquisites.    The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, disability and basic group life insurance coverage. We provide retirement benefits to all eligible full-time employees under the First Busey Corporation Profit Sharing and 401(k) Plan. The Profit Sharing and 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2010, may elect to participate in the 401(k) Plan on the same basis as all other employees. Each of our eligible employees participates in the profit sharing element of the 401(k) Plan.

        We maintain an Employee Stock Ownership Plan (the "ESOP") that is available to all eligible full-time employees in accordance with terms required under the Internal Revenue Code. NEOs were eligible and participated during 2010 in the ESOP under the same terms as all other eligible employees. Under the terms of the ESOP, which reflect applicable requirements of the Internal Revenue Code, unrestricted ESOP shares are allocated to eligible employees annually based upon their salary for the year, as it compares to total salaries for all eligible employees.

        All NEOs are provided with death benefits under portable term life insurance policies. The premiums on the term life insurance policies are paid by First Busey on behalf of the covered employee, so long as they remain employed by First Busey.

        Perquisites.    We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based upon this periodic review, perquisites are awarded or adjusted on an individual basis. NEOs are not automatically awarded all, or in equal amounts, perquisites. The perquisites for NEOs for 2010 included:

  •
  allowance for annual country club dues; and

  •
  allowance for use of Company-owned automobile.

        We encourage our senior management to belong to a country club so that they have an appropriate entertainment forum for customers and appropriate interaction with their communities. Automobiles, or an allowance, have been provided for certain executives as deemed necessary in order to assist the executive in their ongoing service to our customers and communities.

        In connection with the 2010 salary increases, we eliminated the direct allowance for country club and automobiles. We continue to believe in the value of country club and automobiles but have left them to the discretion of our executive management.

        Deferred Compensation Plan.    First Busey Corporation's Executive Deferred Compensation Plan provides a means for participants to voluntarily defer a portion of their salary or bonus. This plan is an unfunded, nonqualified deferred compensation arrangement, which provides for Company contributions similar to the Company's Profit Sharing and 401(k) Plan. While our NEOs participated in the plan for 2010, no Company contributions were made to any NEO that was subject to the TARP bonus prohibition, by operation of the plan.

        Generally, a participant in the plan will be entitled to receive the value of his or her account at the time of termination. However, in general, if a participant terminates prior to attaining age 55 and accumulating at least five years of total service, the value of earnings credited to his or her account will be recalculated. The default payment schedule under the plan is 120 monthly installments, although a participant can elect to extend the payment schedule in certain circumstances.

        Change in Control Benefits.    Each of Messrs. Dukeman, Plecki and Shroyer and Ms. Harrington is a party to an agreement that provides for certain payments and benefits if their employment is terminated following a change in control. Mr. White does not have an employment agreement or a change in control agreement, though he did prior to March 4, 2009. In each instance, if the NEO's employment is terminated by us or the NEO within one year of a change in control of First Busey, the NEO is entitled to receive certain cash payments and other benefits. The purpose of these payments and benefits is to attract and retain talented executives and to encourage them to pursue transactions that maximize stockholder value, even though their own employment may not be secure following such transaction. Additionally, we believe these agreements help provide for stability in our executive team in the event of a change in control. Additionally, pursuant to his employment agreement, Mr. Dukeman is also entitled to a tax gross-up, which provides generally that, if he receives payments or benefits in connection with a change in control of First Busey, to the extent such payments or benefits constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount (commonly known as a "gross-up") that will offset, on an after-tax basis, the effect of any excise tax consequently imposed on him under Section 4999 of the Internal Revenue Code.

        As discussed above, the TARP compensation limitations strictly prohibit the payment of any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control. Pursuant to the TARP rules, our NEOs and the next five highest paid employees of the Company (based on the prior year compensation) are subject to this severance payment prohibition. In addition, our NEOs and the next 20 most highly compensated employees will be prohibited from receiving any tax gross-up payment during the TARP period.

Impact of Accounting and Tax Issues on Executive Compensation

        In setting each individual executive's compensation levels, we consider a variety of accounting and tax issues. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to the Chief Executive Officer and our next three highest paid officers (but excluding, in all cases, the Chief Financial Officer), to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as "performance-based compensation." Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. In addition, pursuant to the TARP compensation limitations, the application of this rule will be modified, during any period during which the Treasury holds an equity interest in First Busey, such that the deductibility limit shall be reduced to $500,000 of annual compensation and the limit will be applicable with respect to all of the NEOs. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

2010 Compensation Determinations

        In December 2009, the Compensation Committee met to determine the annual base salary, incentive compensation thresholds and goals for 2010 for the executive officers. Because of the continuing instability in the financial markets, the Compensation Committee decided to wait until the completion of the first quarter of 2010 to make any determinations regarding the compensation structures and levels for our NEOs. Because of the significant constraints of the TARP compensation limitations and the changes to be made to the executive management structure, the Compensation Committee decided to wait until mid-2010 to make salary adjustments and equity grants.

        During March of 2010, the First Busey board of directors, working in conjunction with Mr. Dukeman, made several significant changes to First Busey's organization structure to meet current and future needs. Through modifications to our infrastructure, we are seeking to create focused business lines that are both scalable for growth and exportable to new markets in the future. As part of these efforts, we have restructured our executive management team to best utilize this new business line model. Changes affecting our executive officers are as follows. Effective March 31, 2010, Dave White assumed the responsibilities as Chief Financial Officer, Barb Harrington assumed the responsibilities as Chief Risk Officer, Bob Plecki assumed the responsibility of Chief Credit Officer, and Chris Shroyer was named President and Chief Executive Officer of Busey Bank.

        Effective July 1, 2010, we increased base salaries from the 2009 levels as set forth below:

Executive Officer	Prior Salary	Adjusted Salary
Van A. Dukeman	$400,000	$495,000
Barbara J. Harrington	$200,000	$215,000
Robert F. Plecki, Jr.	$235,000	$250,000
Christopher M. Schroyer	$165,000	$250,000
David B. White	$180,000	$250,000

        The Compensation Committee believes that incentive compensation should be an important part of compensation for the leaders of our Company, both short term cash-based programs and long-term equity-based programs. The Compensation Committee and board want the incentives to be appropriate and market reasonable. However, in our current situation, our ability to utilize incentive compensation is significantly restricted while we are governed by the TARP rules. In 2010, we made changes to address the extent by which First Busey's compensation programs for its senior management team lagged the market. In addressing these changes, it was noted that Mr. Dukeman's salary had not been adjusted since October of 2007, he had not received any cash incentive compensation since January of 2007 and he had not received any equity incentive compensation since April of 2006. The stockholders can expect that the Company intends to repay TARP at its earliest opportunity and should expect significant incentive plans to be re-implemented thereafter. Also, it is of note that the Compensation Committee believes the NEOs and others have done an excellent job of leading the Company through very difficult times yet there have been no enhancements to compensation for the NEOs since 2008. During July of 2010, the Company granted restricted stock unit equity awards to the NEOs as reflected in the "Grants of Plan-Based Awards" table on page 28.

2011 Compensation Determinations

        Consistent with the compensation determinations made during 2010, the Company has not yet made NEO salary adjustments or granted any equity awards to the NEOs for 2011, so that the Compensation Committee has the ability to fully reflect on the 2010 Company performance as well as the Company performance for the first quarter of 2011. The Company expects that it will make adjustments to the NEOs current salary levels and that it will grant equity awards, consistent with the bonus limitations under TARP, some time mid-2011.

 EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Section 111(b)(2)(A) of the Emergency Economic Stabilization Act requires the Executive Management Compensation and Succession Committee (the "Compensation Committee") to conduct, in conjunction with a senior risk officer of the Company, a review of the incentive compensation arrangements in place between the Company and its employees.

        The Compensation Committee certifies that, at least once every six months during the twelve-month period ending on December 31, 2010:

          (a)   it has reviewed with the senior risk officer ("SRO") of the Company the senior executive officer ("SEO") compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

          (b)   it has reviewed with the SRO the employee compensation plans and has made reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

          (c)   it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee ((a), (b) and (c) hereinafter collectively referred to as the "TARP Risk Assessment").

        In the course of conducting its TARP Risk Assessment, the Compensation Committee considered the overall business and risk environment confronting the Company and how the SEO compensation plans and employee compensation plans serve to motivate employee behavior when operating within that environment. In particular, the Compensation Committee's TARP Risk Assessment focused on the following compensation plans (* denotes plans in which SEOs participate):

• Base Salary*	• Employee Stock Ownership Plan (ESOP)*
• Farm Brokerage Incentive Plan	• Associate Referral Program
• Credit Analysis Incentive Plan	• Marine Lending Compensation Program
• BIS Subordinate Advisory Salary & Incentive Plan	• Cash Management Sales Incentive Plans
• Individual Income Tax Preparation Fees—Incentive Plan	• New Customer Referral Programs
• Teller Mentor Bonus Plan	• Equity Incentive Plans*
• Mortgage Origination Commission Plans	• 401(k) Plan*
• Mortgage Support Compensation Plan	• Home Equity Referral/Sales Incentive Program
• Performance Compensation Plan*	• Financial Advisors Incentive Plan

        The Company does not maintain any compensation plans in which only SEOs participate. For purposes of this discussion, references to "SEO compensation plans" mean the portion of an employee plan in which the SEOs participate.

        With respect to the SEO compensation plans, the Compensation Committee believes that such plans do not encourage the Company's SEOs to take unnecessary or excessive risks that could harm the value of the Company. The Compensation Committee believes this to be true because, as is more fully described in the Compensation Discussion and Analysis, the Compensation Committee strives to provide a balanced aggregate compensation package to the SEOs that serves to incentivize the SEOs to manage the business of the Company in a way that will result in Company-wide financial success and value growth for our stockholders.

        We believe it is appropriate for the Company's executives to focus certain of their efforts on near-term goals that have importance to the Company; however, we also acknowledge that near-term focus should not be to the detriment of a focus on the long-term health and success of the Company. In practice, providing base salary to any employee provides the most immediate reward for job performance. The Compensation Committee engages in a formal process, as is described in the Compensation Discussion and Analysis, to set base salary. We believe our process for establishing base salary is relatively free from risk to the Company, as we do not typically make significant adjustments to base salary based on a single year's performance. The Compensation Committee believes it is appropriate to reward the Company's executives' focus on near-term goals, when such goals correspond to the overall Company goals and direction set by the Company's board of directors. To reward the executives for such focus, the Compensation Committee maintains an annual cash incentive plan (Performance Compensation Plan) for the Company's executives. In establishing the annual cash incentive plan, we try to provide an adequate level of incentive for the achievement of Company and individual goals, while also limiting the maximum amount that may be earned so that executives do not feel the need to strive for attainment of unreasonable or unrealistic levels of performance. In this way, we believe the design of the annual cash incentive plan does not encourage the Company's executives to take unnecessary or excessive risks that could harm the value of the Company.

        The other incentive compensation elements offered to the Company's SEOs, with the exception of perquisites, are intended to reward performance over the long-term or are intended to focus the executives' attention on the long-term performance of the Company. We feel there is little, if any, risk associated with our ESOP and 401(k) Plan as they are tax-qualified retirement plans that are subject to and maintained in accordance with the mandates of the Internal Revenue Code and the Employee Retirement Income Security Act. We believe the Company's Equity Incentive Plans helps to tie the executives' interest more closely to those of the Company's stockholders by giving them an equity interest in the Company. We feel this equity interest in the Company combined with a four-year vesting period promotes a long-term focus among the Company's executives on the financial success of the Company. Finally, the Compensation Committee believes the deferred compensation arrangements such as the change in control benefits and deferred compensation plan in place with respect to the Company's SEOs encourage the executives to consider the long-term health of the Company because, pursuant to the rules under the Internal Revenue Code and applicable guidance, payments under those arrangements must be unfunded, unsecured promises to pay a benefit in the future. In the case of insolvency of the Company, the executives participating in those arrangements would be treated as general unsecured creditors of the Company thus encouraging the executives to ensure a healthy organization remains after their tenure has concluded.

        The Compensation Committee determined that no changes were necessary to the employee compensation plans to bring them into compliance with the TARP rules and the Final Guidance. We believe the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

        The Compensation Committee intends to continue, in accordance with its obligations under TARP and the Final Guidance, to periodically review and assess the SEO compensation plans and employee compensation plans to ensure that the risk-taking behavior incentivized by such plans is kept to an appropriate level. The Compensation Committee will, as necessary, amend or discontinue any plan or revise any Company policy or procedure to meet its obligations under TARP and the Final Guidance.

Submitted by:

        The First Busey Corporation Executive Management Compensation and Succession Committee

Joseph M Ambrose, Chairman
David J. Downey
David L. Ikenberry
August C. Meyer, Jr.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables quantify and discuss the compensation components of our NEOs. All tables should be read in conjunction with the Compensation Discussion and Analysis section above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow.

Summary Compensation Table

        The following table sets forth information concerning the compensation of our NEOs—which consist of our Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers—in 2010. Salary includes amounts deferred at the officer's election.

Name and Position	Year(1)	Salary	Bonus	Stock Awards(2)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
Van A. Dukeman	2010	$443,846	—	$225,000	—	$13,859	$35,866	$718,571
President and Chief Executive	2009	$400,000	—	—	—	$14,625	$50,703	$465,328
Officer	2008	$400,000	—	—	—	$4,240	$41,378	$445,618
Barbara J. Harrington	2010	$206,923	—	$50,000	—	$1,169	$22,851	$280,943
Chief Risk Officer	2009	$200,000	—	—	—	$2,025	$28,611	$230,636
	2008	$200,000	—	—	—	$35	$25,726	$225,761
Robert F. Plecki, Jr. Chief Credit Officer	2010	$241,923	—	$60,000	—	$2,397	$25,382	$329,702
Christopher M. Shroyer	2010	$204,231	—	$60,000	—	$3,221	$22,063	$289,515
President and Chief Executive Officer of Busey Bank
David B. White	2010	$212,308	—	$60,000	—	$10,591	$26,257	$309,156
Chief Financial Officer	2009	$180,000	—	—	—	$11,561	$332,583	$524,144

(1)
Mr. White was not an NEO prior to 2009 and Messrs. Plecki and Shroyer were not NEOs prior to 2010.

(2)
Represents the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 16 to our audited financial statements for our fiscal year ended December 31, 2010.

(3)
Represents above-market interest on deferred compensation. Interest on the First Busey Executive Deferred Compensation Plan is determined according to the plan document and is 125% of the declared interest rate on Security Life Corp. III policies for the current calendar month as determined by Security Life of Denver (or successor thereto). If that rate is no longer published or no longer deemed appropriate by the Compensation Committee, it may select a substantially similar rate. Interest on the First Busey Executive Deferred Compensation Plan accrued at a rate of 6.05% per annum.

(4)
All other compensation for the NEOs during fiscal 2010 is summarized below.

Name	Auto Allowance	Life and Disability Insurance	Country Club Dues	Employer Contributions to Retirement Plans(a)	Wellness Benefits	Total All Other Compensation
Van A. Dukeman	$7,942	$5,964	$3,250	$18,566	$144	$35,866
Barbara J. Harrington	$3,900	$2,494	$3,250	$13,063	$144	$22,851
Robert F. Plecki, Jr.	$3,900	$3,067	$3,250	$15,021	$144	$25,382
Christopher M. Shroyer	$3,900	$2,218	$3,250	$12,695	—	$22,063
David B. White	$3,900	$5,724	$3,250	$13,383	—	$26,257

(a)
Includes matching and profit sharing contributions to the First Busey Corporation Profit Sharing and 401(k) Plan, employer contributions to the ESOP and matching contributions to the First Busey Executive Deferred Compensation Plan.

Grants of Plan-Based Awards

        The following table sets forth information regarding the grants of equity awards made to our NEOs during 2010.

Name	Type of Award	Grant Date	Stock Awards: Number of Shares of Stock or Units(1) (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Van A. Dukeman	Restricted Stock Units	July 12, 2010	47,368	—	—	$225,000
Barbara J. Harrington	Restricted Stock Units	July 12, 2010	10,526	—	—	$50,000
Robert F. Plecki, Jr.	Restricted Stock Units	July 12, 2010	12,632	—	—	$60,000
Christopher M. Shroyer	Restricted Stock Units	July 12, 2010	12,632	—	—	$60,000
David B. White	Restricted Stock Units	July 12, 2010	12,632	—	—	$60,000

(1)
All awards vest July 12, 2015.

(2)
Represents the aggregate grant date fair value of stock and option awards for the year ended December 31, 2010, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information for the NEOs concerning the exercisable and unexercisable stock options and unvested stock awards held by NEOs as of December 31, 2010. Market values are presented as of the end of 2010 for outstanding stock awards (based on a closing price of the Company's common stock on December 31, 2010 of $4.70).

	OPTION AWARDS				STOCK AWARDS(1)
Name	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Van A. Dukeman	8,138	—	$11.29	03/20/2011	—		—
	7,750	—	$12.00	03/19/2012	—		—
	7,750	—	$16.00	03/18/2013	—		—
	11,625	—	$19.74	02/17/2014	—		—
	11,625	—	$19.09	02/15/2015	—		—
	11,625	—	$19.41	02/21/2016	—		—
	—	—	—	—	47,368		$222,630
Barbara J. Harrington	6,000	—	$20.16	12/15/2011	—		—
	—	—	—	—	10,526		$49,472
Robert F. Plecki, Jr.	4,883	—	$11.29	03/20/2011	—		—
	4,650	—	$12.00	03/19/2012	—		—
	1,550	—	$16.03	04/15/2013	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	12,632		$59,370
Christopher M. Shroyer	4,883	—	$11.29	03/20/2011	—		—
	4,650	—	$12.00	03/19/2012	—		—
	1,550	—	$16.03	04/15/2013	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	12,632		$59,370
David B. White	4,883	—	$11.29	03/20/2011	—		—
	4,650	—	$12.00	03/19/2012	—		—
	4,650	—	$16.00	03/18/2013	—		—
	6,200	—	$19.74	02/17/2014	—		—
	6,200	—	$19.09	02/15/2015	—		—
	6,200	—	$19.41	02/21/2016	—		—
	—	—	—	—	12,632	(2)	$59,370

(1)
All stock award grants reflected in this table represent restricted stock units with a 5-year cliff vesting schedule, with accelerated vesting upon a change in control of the Company or upon termination of the grantee's service due to the grantee's death or disability. Notwithstanding the vesting terms of the restricted stock units, settlement of such awards is contingent upon the

  Company repaying its obligation under TARP. See "Potential Payments Upon Termination or Change in Control Disclosure" on page 30 for further information.

(2)
In addition to the vesting and settlement terms described in Note 1 immediately above, Mr. White's restricted stock units reflected in this table also vest upon Mr. White's retirement, if such retirement occurs following the second anniversary of the grant date of the units.

Option Exercises and Stock Vested in 2010

        The NEOs did not exercise any stock options and did not have any vesting of stock awards in 2010.

Nonqualified Deferred Compensation Table

        The following table sets forth information concerning the benefits under the First Busey Executive Deferred Compensation Plan of the individuals named in the Summary Compensation Table. A description of the First Busey Executive Deferred Compensation Plan can be found in the CD&A.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)
Van A. Dukeman	$22,192	—	$38,898	$687,104
Barbara J. Harrington	$20,692	$1,302	$3,204	$66,331
Robert F. Plecki, Jr.	$24,078	$1,335	$6,674	$126,927
Christopher M. Shroyer	$15,814	$860	$9,011	$164,748
David B. White	$2,123	—	$29,762	$517,814

(1)
Amounts reflect contributions of deferred salary and are included in the "Salary" column, respectively, in the Summary Compensation Table for fiscal year 2010.

(2)
Amounts reflect Company matching contributions under the First Busey Executive Deferred Compensation Plan, and are included in the "All Other Compensation" column, respectively, in the Summary Compensation Table for fiscal year 2010.

(3)
Amounts reflect above-market or preferential earnings under the First Busey Executive Deferred Compensation Plan, and are included in the "Nonqualified Deferred Compensation Earnings" column, respectively, in the Summary Compensation Table for fiscal year 2010.

        The First Busey Executive Deferred Compensation Plan was designed, in part, to assist our executives with retirement planning. Under terms of the First Busey Executive Deferred Compensation Plan, participants are entitled to defer up to 15% of their salary and bonus. As of December 31, 2010, deferred amounts accrue interest at a rate of 6.05% per annum. The Aggregate Balance represents the amount due to our NEOs as of December 31, 2010.

Potential Payments Upon Termination or Change in Control Disclosure

        The TARP rules will prohibit us from making "any payment" to the NEOs "for departure from First Busey for any reason, except for payments for services performed or benefits accrued." Except in the case of an officer's death or disability, the TARP rules generally will prohibit the payment of any severance amounts and will also serve to restrict the ability of First Busey to accelerate the vesting of any compensation and/or benefits upon a termination of employment or a change in control.

        This prohibition on the payment of severance will not prevent First Busey from paying to the named executive officers accrued but unpaid base salary or accrued but unused vacation, and, generally, will not impact First Busey's ability to pay benefits due and owing our named executive officers pursuant to our tax-qualified retirement plans, including the 401(k) Plan and the ESOP, and our Executive Deferred Compensation Plan. Note, however, that, except with respect to payments due upon an executive's death or disability, the TARP rules will prohibit the enhancement of any benefit owed to a named executive officer pursuant to the Executive Deferred Compensation Plan if a termination of employment occurs during the TARP period. A description of the 401(k) Plan, the ESOP and the Executive Deferred Compensation Plan is included in the Compensation Discussion and Analysis. Each named executive officer's accumulated benefit under the Executive Deferred Compensation Plan is set forth in the Nonqualified Deferred Compensation Table on page 30.

        Further, each of our named executive officers is entitled to receive benefits under a portable life insurance policy, the premiums for which are paid by First Busey during the executive's continued employment. The premiums paid during 2010 on behalf of each named executive officer are set forth in the Summary Compensation Table at page 27. Upon the death of a named executive officer, First Busey will have no additional payment obligation with respect to such life insurance policies.

        The Compensation Committee believes that, even though the TARP rules will prohibit severance payments if a change in control or other termination of employment occurs during the TARP period, it is beneficial to understand the terms of the arrangements that would apply except for such TARP rules. Each of Messrs. Dukeman, Plecki, Shroyer and Ms. Harrington have employment agreements that provide for certain severance payments following certain termination events, including a termination following a "change in control." Under their agreements, severance includes the sum of the applicable officer's base salary, the officer's most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. They will also be entitled to receive life, health and disability insurance for themselves and their dependents, at the expense of First Busey, for one year following termination. Each of Messrs. Dukeman, Plecki, Shroyer and Ms. Harrington is subject to a one year non-competition covenant following the termination of their respective employment agreements.

        Mr. Dukeman's agreement states that if he is terminated without cause, if he terminates his employment due to constructive discharge, or if his employment is terminated due to disability or death, he or his named beneficiary will receive an amount equal to the sum of his annual base salary plus the amount of the most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. Additionally, under his employment agreement, Mr. Dukeman will be entitled to receive the greater of $900,000 or three times his severance payment, if (a) he terminates his employment within one year after a change of control for any reason, or (b) First Busey or its successor terminates Mr. Dukeman's employment with or without cause or Mr. Dukeman is constructively discharged within the 18 months before or after a change of control. Mr. Dukeman will be entitled to receive a gross-up payment from First Busey in the event that any amounts payable to him under his employment agreement for the other payments and benefits received by him are subject to penalties as excess parachute payments under the Internal Revenue Code. Mr. Dukeman will also be entitled to receive life, health and disability insurance for the three years following the effective date of his termination.

        Ms. Harrington's agreement provides that, in the event that Ms. Harrington is terminated without cause, or if she terminates due to constructive discharge, or due to her disability or death, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. She will be entitled to receive life, health and disability insurance for the one-year severance period. Under Ms. Harrington's employment agreement, she will be entitled to receive the greater of $300,000 or two times her severance payment, if (a) she terminates her employment within one year after a change of control for any reason, or (b) First Busey or its successor terminates her employment with or without cause or she is constructively discharged within the 18 months before or after a change of control. The amounts payable to her upon a change of control are subject to reduction, to the extent that any amount payable to her under her employment agreement, together with other payments and benefits received by her, if any, would be deemed an excess parachute payment under the Internal Revenue Code. She will also be entitled to receive life, health and disability insurance for two years following the effective date of her termination.

        Mr. Plecki's agreement provides that, in the event that he is terminated without cause or if he terminates due to constructive discharge, or due to disability or death, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. If (a) he terminates employment within one year after a change of control for any reason, or (b) First Busey or its successor terminates the agreement with or without cause either within the 18 month period prior to or at any time after a change of control, Mr. Plecki will be entitled to receive an amount equal to two times the severance payment. Mr. Plecki will also be entitled to receive life, health and disability insurance for a period of two years following the effective date of termination.

        Mr. Shroyer's agreement provides that, in the event that he is terminated without cause or if he terminates due to constructive discharge, or due to disability or death, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. If (a) he terminates employment within one year after a change of control for any reason, or (b) First Busey or its successor terminates the agreement with or without cause either within the 18 month period prior to or at any time after a change of control, Mr. Shroyer will be entitled to receive an amount equal to two times the severance payment. Mr. Shroyer will also be entitled to receive life, health and disability insurance for a period of two years following the effective date of termination.

        In addition to the potential payments upon termination or change in control described above, each named executive officer's outstanding restricted stock units, as reflected in the Outstanding Equity Awards at Fiscal Year End table on page 29, vest upon a change in control of the Company or upon a termination of the officer's service due to the officer's death or disability, and Mr. White's restricted stock units also vest upon his retirement if such retirement occurs following the second anniversary of the grant date of the units. Notwithstanding such vesting terms, settlement of the restricted stock units is also contingent upon the Company repaying its obligation under TARP, as follows:

RSUs Settling	Settlement Eligibility Dates
25% of RSUs	Date on which 25% of the Company's aggregate financial assistance under TARP is no longer outstanding
Additional 25% of RSUs	Date on which 50% of the Company's aggregate financial assistance under TARP is no longer outstanding
Additional 25% of RSUs	Date on which 75% of the Company's aggregate financial assistance under TARP is no longer outstanding
Additional 25% of RSUs	Date on which 100% of the Company's aggregate financial assistance under TARP is no longer outstanding

 EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        During 2010, the following individuals served as members of the Executive Management Compensation and Succession Committee: Joseph M. Ambrose (Chairman), David J. Downey, David L. Ikenberry, and August C. Meyer, Jr. None of these individuals has ever served as an officer or employee of the Company or any of our subsidiaries or has any relationships with the Company or any of our subsidiaries requiring disclosure under "Certain Relationships and Related Person Transactions" below. The Executive Management Compensation and Succession Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

PROPOSAL 2:
NONBINDING, ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

        Section 14A of the Securities Exchange Act of 1934, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, commonly referred to as a "say-on-pay" vote. In addition, the American Recovery and Reinvestment Act of 2009 ("ARRA") includes a provision requiring participants in the TARP Capital Purchase Program, such as First Busey, to provide such say-on-pay votes so long as any obligation arising under the program remains outstanding.

        Section 14A and the rules promulgated thereunder also require public companies to provide a separate stockholder vote regarding the frequency with which such say-on-pay votes should occur: every year, every two years, or every three years. However, companies subject to ARRA, such as First Busey, are required to provide a say-on-pay vote at any annual meeting of stockholders for which proxies are solicited for the election of directors (or a special meeting in lieu of such annual meeting), and are therefore exempt from the requirement to provide stockholders with a frequency vote for so long as they remain subject to ARRA.

        In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our executive officers, but no vote regarding the frequency of future such say-on-pay votes is required at this time.

        As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of First Busey's compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2010. The Executive Management Compensation and Succession Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our executive officers in fiscal 2010 reflects and supports these compensation policies and procedures.

        The following resolution is submitted for stockholder approval:

  "RESOLVED, that First Busey Corporation's stockholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and

  Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in the Company's proxy statement dated April 6, 2011."

        Approval of this resolution requires the number of votes cast the proposal to exceed the number of votes cast against the proposal at the annual meeting. While this say-on-pay vote is required, as provided in both the ARRA and Section 14A of the Securities Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Executive Management Compensation and Succession Committee will take into account the outcome of the vote when considering future compensation arrangements.

Board Recommendation

        The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 AUDIT AND RELATED FEES

        During the period covering the fiscal years ended December 31, 2010 and 2009, McGladrey & Pullen LLP and RSM McGladrey, Inc. performed the following professional services for First Busey for which we paid the following amounts:

	2010	% of Total Fees	2009	% of Total Fees
Audit Fees(1)	$445,700	87.2%	$505,150	91.9%
Audit-Related Fees(2)	$9,500	1.9%	11,500	2.1%
Tax Fees(3)	$55,895	10.9%	33,000	6.0%
All Other Fees	—	—	—	—
Total Fees	$511,095	100%	$549,650	100%

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of First Busey's consolidated financial statements and review of First Busey's quarterly reports on Form 10-Q, annual report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements such as Forms S-3 and S-8 and related comfort letters.

(2)
Audit-related fees are principally for professional services rendered for consultation on accounting related issues and agreed upon procedures for the trust department.

(3)
Tax services fees consist of compliance fees for the preparation of original and amended federal and state tax returns, claims for refunds and tax planning services.

        A representative of McGladrey & Pullen, LLP is expected to be present at the 2011 Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. We expect to appoint McGladrey & Pullen, LLP as our independent registered public accounting firm for 2011 upon review and approval of an engagement letter by the Audit Committee.

Audit Committee Pre-Approval Policy

        Generally, the Audit Committee requires pre-approval of any services to be provided by First Busey's auditors, McGladrey & Pullen, LLP, and First Busey's tax accountants, RSM McGladrey, Inc., (an affiliate of McGladrey & Pullen, LLP) to First Busey or any of its affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance, tax and accounting services provided by other third parties. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, which is Mr. Leister.

        In 2010, the Audit Committee pre-approved all audit services which consisted of professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404, review of financial statements included in our quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Pre-approved services also included audit-related agreed-upon procedures performed for our trust company subsidiary. Pre-approved tax services were related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice. There were no other services that were required to be pre-approved by the committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In January 2007, the board adopted a policy for review, approval and monitoring of transactions involving First Busey and "related persons" (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).

        Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related persons. In considering the transaction, the Audit Committee will take into account all relevant factors, including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The board has delegated to the chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.

        Additionally, Busey Bank has, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, director nominees, executive officers and holders of five percent or more of First Busey's common stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. In addition to these loans, Busey Bank may make loans to officers of First Busey's subsidiaries who are not executive officers of First Busey.

        During 2010, Mr. Knox, a director of First Busey, and an attorney with Tummelson Bryan & Knox, LLP, Urbana, Illinois, provided legal and certain consulting services to First Busey. We paid $118,051 in fees to Tummelson Bryan & Knox, LLP for such services during 2010.

        First Busey is also a party to a lease with an entity in which Midwest Television, Inc. (of which Mr. Meyer is the Chairman and his daughter is the President and a controlling stockholder) is a 50% partner. The aggregate payments made by First Busey pursuant to that lease were approximately $413,423 in 2010. Additionally, First Busey is a party to another lease with Midwest Television directly, the payments under which were insignificant in 2010. We believe that the terms of these leases are no less favorable to First Busey or its subsidiaries than would have been obtained from non-affiliated parties and that the leases do not prevent Mr. Meyer from being deemed to be an independent director.

        Our directors and executive officers and their associates were customers of, and had transactions with, First Busey and our subsidiaries, including Busey Bank, in the ordinary course of business during 2010. Additional transactions may be expected to take place in the future. In the opinion of management, all outstanding loans, commitments to loan, transaction in repurchase agreements, certificates of deposit and depository relationships, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features. All such loans are approved by Busey Bank's board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between a director and First Busey or its subsidiaries to ensure that such transactions do not affect a director's independence.

OTHER BUSINESS

        As of the date hereof, there is no business to be transacted at the 2011 Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the annual meeting. If, however, other matters should properly be brought before the annual meeting, it is intended that the proxy holders may vote or act in accordance with our board's recommendation on such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which includes our financial statements as of and for the year ended December 31, 2010, accompanies this proxy statement.

        If you would like a copy of our corporate governance guidelines, board committee charters or our code of business standards and ethics, we will send you one without charge. Please write to:

Ms. Mary E. Lakey
Corporate Secretary
First Busey Corporation
100 W. University Avenue
Champaign, IL 61820

*    *    *    *    *

ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY

fold here Please remove backing to expose adhesive and seal If you plan on attending the meeting, please indicate below. If you have any questions, contact Mary Lakey at 217-365-4556 or e-mail her at mary.lakey@busey.com. fold here PROXY—FIRST BUSEY CORPORATION I, the undersigned stockholder of First Busey Corporation (the “Company”), having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Tom Berns and Tom Brown, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock, $.001 par value (“Common Stock”) of the Company standing in my name on its books on April 1, 2011, at the Annual Meeting of Stockholders of the Company, to be held at Busey Bank, 100W. University Ave., Champaign, Illinois, on May 17, 2011 at 6:30 p.m., central time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows: 1.  FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below)  WITHHOLD AUTHORITY to vote for all nominees indicated below Joseph M. Ambrose David J. Downey Van A. Dukeman E. Phillips Knox V. B. Leister, Jr. Gregory B. Lykins August C. Meyer, Jr. George T. Shapland Thomas G. Sloan 2. Approval of a non-binding, advisory proposal on the compensation of our named executive officers, as described in the accompanying proxy statement. For Against Abstain 3. In accordance with their discretion, upon all other matters that may properly be brought before the meeting and any adjournments or postponements of the meeting. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” the nominees listed under Proposal 1 and “FOR” Proposal 2. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. Your vote is important. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign, date and fold this proxy and return to the reply address as supplied on this self-mailing form. Any previously submitted proxies will not be used at the Annual Meeting. Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign. Date  Yes, number attending ______________ Signature Date Signature

ATTN MARY LAKEY FIRST BUSEY CORPORATION 100 W UNIVERSITY AVE CHAMPAIGN IL 61820-9913 NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES BUSINESS REPLY MAIL FIRST-CLASS MAIL, PERMIT NO. 193 POSTAGE WILL BE PAID BY ADDRESSEE URBANA, IL

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Table of Contents
QUESTIONS AND ANSWERS
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS
EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2: NONBINDING, ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION
AUDIT AND RELATED FEES
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER BUSINESS
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY